UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 20, 2003

Commission file number: 0-22732

PACIFIC CREST CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4437818
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

30343 Canwood Street Agoura Hills, California	91301
(Address of principal executive offices)	(Zip Code)

(818) 865-3300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.                                                           Other Events.

On March 20, 2003, the Company announced that it had issued $13,330,000 of trust preferred securities (the “Trust Preferred Securities”) in a private placement offering. The Trust Preferred Securities were issued by a newly established subsidiary of the Company, Pacific Crest Capital Trust I.  The Trust Preferred Securities have a maturity of 30 years, but are callable by Pacific Crest Capital, Inc. in part or in total at par after five years.  The Trust Preferred Securities have a fixed interest rate of 6.335% during the first five years, after which the interest rate will float and reset quarterly at the three-month Libor rate plus 3.25%.

Item 7.                                                           Financial Statements and Exhibits.

(c)                                  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release of Registrant dated March 20, 2003 announcing the issuance of trust preferred securities in a private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Crest Capital, Inc.
(Registrant)

Date: April 2, 2003	By:	/s/ ROBERT J. DENNEN
Robert J. Dennen
Senior Vice President and Chief Financial Officer